 Exhibit 99.1

SORL Auto Parts Reports Increased Sales and Net Income
in the First Quarter of 2015

ZHEJIANG, China, May 15, 2015 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its unaudited financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•	Revenues for the first quarter of 2015increased by 4.4% to $52.2 million;
•	International sales rose by 27.5%and aftermarket sales rose by 18.0%;
•	Gross margin declined to 26.3% in the first quarter of 2015;
•	Net Income increased by10.1% to $3.1 million, or $0.16per diluted share;
•	Cash, cash equivalents and short-term investments totaled $49.6 million with a current ratio of 3.7to 1.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, “We are pleased to report revenue and net income growth in a very difficult market for commercial vehicles during the first quarter of 2015. The production and sales of commercial vehicles declined by 18.4% and 19.5% year-over-year respectively in the first quarter of 2015. Truck production and sales were down a deeper 21.8% and 22.7% year-over-year, respectively for the 2015 first quarter. Our strong positions in the aftermarket and growing international customer base offset weakness in the Chinese OEM market. Truck sales were especially impacted by the ‘pre-buy’ of less expensive National III emission standard trucks in the year ago same quarter and before the January 1, 2015 nationwide enforcement of the stricter National IV emission standards.”

“Our growing portfolio of advanced products, strong customer relationships and more efficient production positions us well to capture additional market share,” Mr. Zhang concluded.

First Quarter 2015Financial Performance

For the first quarter of 2015, net sales were $52.2 million, compared with $50.0million for the first quarter of 2014. Revenues from the Company’s domestic OEM customers decreased by 9.4%to $25.9 million, compared with $28.6 million for the first quarter of 2014. The Company’s domestic aftermarket revenues rose by 18.0% to $12.4 million, compared with $10.5 million in the first quarter of 2014.Aftermarket sales increased as the Company's expanded line of advanced products serviced a larger number of recently sold vehicles which exceeded their warranty period. Revenues from international markets increased by 27.5% to $13.9million, compared with $10.9million in the first quarter in 2014, mainly due to our expanding customer base in international markets.

The gross profit for the first quarter of 2015 decreased by 10.8% to $13.7million, from $15.4 million for the first quarter of 2014. Gross margin in the first quarter of 2015 was 26.3%. The gross margin decreased primarily due to temporary price promotions to increase sales and market share.

Operating expenses decreased to $9.8million in the first quarter of 2015 from $11.5 million in the first quarter of 2014. The decrease in operating expenses reflected lower expenditures in the selling and distribution and general and administrative sectors, partially offset by an increase in research and development. As a percentage of revenue, operating expenses were 18.7% in the first quarter of 2015, compared with 23.0% in the first quarter of 2014.

•	Selling and distribution expenses were $5.4million, or 10.3%of quarterly revenues, compared with $5.7million, or11.4% in the first quarter of 2014. The 6.2% decrease in expenses was mainly due to lower freight and labor expenses.

•	General and administrative expenses in the first quarter of 2015 were $2.7 million, or 5.2% of revenue compared with $4.3 million, or 8.6% in the first quarter of 2014. The decline was due to cost controls implemented in the first quarter of 2015.

•	Research and development expenses ("R&D") were $1.7 million, or3.3% of revenue in the first quarter of 2015 compared with $1.5million, or 3.0% of revenue in the first quarter of 2014. The Company continues to invest in the development of new products, especially higher-margin electronically controlled products, and upgrades of older products.

Financial expenses decreased to $0.2million from $0.5million due to decreased interest rate and decreased amount of average loans outstanding.

Income before provision for income taxes increased by 17.4% to $4.2 million for the first quarter of 2015 compared to $3.6 million for the first quarter of 2014. The higher income reflected increased sales and controlled expenses during the first quarter of 2015. The pretax income margin percentage was 8.0% in the first quarter of 2015, compared with 7.2% in the first quarter of 2014.

The provision for income taxes was $1.0 million, or a 23.8% tax rate, in the first quarter of 2015, which compared with $0.5 million, or a 14.3% tax rate in the first quarter in 2014.

Net income attributable to stockholders for the first quarter of 2015 was $3.1 million, or $0.16 per basic and diluted share, compared with $2.8 million, or $0.14 per basic and diluted share, in the first quarter of 2014.

Balance Sheet

As of March 31, 2015, the Company had cash, cash equivalents and short-term investments that totaled $49.6 million. Total equity increased to $222.6million at March 31, 2015 compared with $220.2 million at December 31, 2014. At March 31, 2015, working capital increased to $166.0million with a current ratio of 3.7 to 1.

Recent Developments

•	On January 5, 2015, SORL announced that it won its first "Excellent Supplier" award from Shaanxi HANDE Axle Co., Ltd. ("HANDE"). As a high-technology enterprise, HANDE has been recognized as one of the Top 500 China Machinery Enterprises and China's 100 Best Auto Parts Enterprises for many years. This award is a further testament to our ability to produce large quantities of global-quality braking products that meet the strictest requirements.

Business Outlook

For the fiscal year2015, management reiterates that the net sales will be approximately $256.0 million and net income to be approximately $15.0 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

"Our higher sales and net income in the first quarter of 2015 reflect both our new cost controls and pricing to gain additional market leadership in a difficult environment. We are maintaining our strong cash and financial position to provide the resources to develop new products and support further growth,” commented Ms. Jinrui Yu, SORL’s Chief Operating Officer.

Conference Call

Management will host a conference call on Friday, May 15, 2015 at 8:00 a.m. EDT (8:00 p.m. Beijing Time) to discuss its 2015 first quarter financial results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778, +1-201-689-8565 for international callers, or China toll free +86-400-120-2840. A live webcast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 11:59 p.m. EDT on June 15, 2015(11:59 a.m. Beijing Time on June 16, 2015). The replay dial-in numbers are: U.S. toll free number +1-877-660-6853, or the international number +1-201-612-7415. After dial-in, listeners may use Conference ID “13609502” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Raymond Lin

+86.139.6777.6556

+86.577.6581.7721

ljf@sorl.com.cn

Phyllis Huang

+86.151.6770.5972

+86.577.6581.7721

phyllis@sorl.com.cn

Kevin Theiss

Grayling

+1.646.284.9409

kevin.theiss@grayling.com

- Tables Follow -

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2015 and December 31, 2014

		March 31, 2015		December 31, 2014
		(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	4,727,453	US$	14,009,597
Accounts receivable, net		72,785,233		68,171,387
Bank acceptance notes from customers		16,840,791		17,626,704
Short-term investments		44,845,698		34,838,757
Inventories		79,941,795		84,186,766
Prepayments, including $15,992 and $83,206 due from related parties at March 31, 2015 and December 31, 2014, respectively.		4,494,755		4,663,002
Current portion of prepaid capital lease interest		235,612		282,280
Other current assets		1,833,224		1,282,182
Deferred tax assets		2,023,880		1,868,371
Total Current Assets		227,728,441		226,929,046

Property, plant and equipment, net		43,189,388		43,550,927
Land use rights, net		14,272,734		14,421,729
Intangible assets, net		34,444		37,661
Security deposits on lease agreement		1,860,664		1,867,719
Non-current portion of prepaid capital lease interest		57,003		99,180
Total Non-Current Assets		59,414,233		59,977,216
Total Assets	US$	287,142,674	US$	286,906,262

Liabilities and Equity
Current Liabilities
Accounts payable,including $283,021 and $136,609 due to related parties at March 31, 2015 and December 31, 2014, respectively.	US$	9,196,839	US$	13,867,316
Deposit received from customers		20,686,281		19,045,172
Short-term bank loans		12,648,031		9,539,476
Income tax payable		1,491,189		1,101,103
Accrued expenses		11,541,927		13,561,163
Current portion of capital lease obligations		3,721,328		3,735,438
Other current liabilities, including $213,060 and $17,681 due to related parties at March 31, 2015 and December 31, 2014, respectively.		2,487,172		2,131,527
Total Current Liabilities		61,772,767		62,981,195

Non-Current Liabilities
Non-current portion of capital lease obligations		2,790,996		3,735,437
Total Non-Current Liabilities		2,790,996		3,735,437
Total Liabilities		64,563,763		66,716,632

Equity

Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of March 31, 2015 and December 31, 2014		-		-
Common stock - $0.002 par value; 50,000,000 authorized,19,304,921 issued and outstanding as of March 31, 2015 and December 31, 2014		38,609		38,609
Additional paid-in capital		42,199,014		42,199,014
Reserves		12,335,365		12,019,532
Accumulated other comprehensive income		26,766,638		27,516,206
Retained earnings		119,669,501		116,935,053
Total SORL Auto Parts, Inc. Stockholders' Equity		201,009,127		198,708,414
Noncontrolling Interest In Subsidiaries		21,569,784		21,481,216
Total Equity		222,578,911		220,189,630
Total Liabilities and Equity	US$	287,142,674	US$	286,906,262

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
For The Three Months Ended March 31, 2015 and 2014 (Unaudited)

		Three Months Ended March 31,
		2015		2014

Net sales	US$	52,197,966	US$	49,993,289
Include: sales to related parties		1,011,924		290,077
Cost of sales		38,466,892		34,606,353
Gross profit		13,731,074		15,386,936

Expenses:
Selling and distribution expenses		5,350,998		5,705,494
General and administrative expenses		2,719,372		4,316,154
Research and development expenses		1,712,621		1,491,199
Total operating expenses		9,782,991		11,512,847

Other operating income		585,717		376,132

Income from operations		4,533,800		4,250,221

Other income		93,391		38,304
Interest expenses		(166,656)		(485,756)
Other expenses		(259,733)		(226,034)

Income before provision for income taxes		4,200,802		3,576,735

Provision for income taxes		998,278		513,235

Net income	US$	3,202,524	US$	3,063,500

Net income attributable to noncontrolling interest in subsidiaries		152,243		293,197

Net income attributable to common stockholders	US$	3,050,281	US$	2,770,303

Comprehensive income:

Net income	US$	3,202,524	US$	3,063,500

Foreign currency translation adjustments		(813,243)		4,357,991

Comprehensive income		2,389,281		7,421,491

Comprehensive income attributable to noncontrolling interest in subsidiaries		88,568		697,996

Comprehensive income attributable to common stockholders	US$	2,300,713	US$	6,723,495

Weighted average common share - basic		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921

EPS - basic	US$	0.16	US$	0.14

EPS - diluted	US$	0.16	US$	0.14

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For The Three Months Ended March 31, 2015 and 2014 (Unaudited)

		Three Months Ended March 31,
		2015		2014

Cash Flows From Operating Activities
Net Income	US$	3,202,524	US$	3,063,500
Adjustments to reconcile net income to net cash
used in operating activities:

Allowance for doubtful accounts		(338,319)		299,798
Depreciation and amortization		1,937,064		1,853,310
Deferred income tax		(162,875)		(89,345)
Loss on disposal of property and equipment		-		(8,217)
Changes in assets and liabilities:
Account receivable		(4,556,747)		(4,438,919)
Bank acceptance notes from customers		720,695		7,375,687
Other currents assets		(557,779)		117,457
Inventories		3,937,590		(1,279,739)
Prepayments		(492,545)		(2,254,068)
Prepaid capital lease interest		87,570		131,368
Accounts payable		(4,765,769)		(5,252,230)
Income tax payable		394,992		(109,066)
Deposits received from customers		1,716,287		(524,065)
Other current liabilities and accrued expenses		(1,608,205)		308,876
Net Cash Flows Used In Operating Activities		(485,517)		(805,653)

Cash Flows From Investing Activities
Change in short-term investments		(10,157,715)		-
Acquisition of property and equipment		(859,313)		(966,568)
Proceeds of disposal of property and equipment		-		14,472
Net Cash Flows Used In Investing Activities		(11,017,028)		(952,096)

Cash Flows From Financing Activities
Proceeds from bank loans		8,643,266		20,196,632
Repayment of bank loans		(5,470,663)		(10,566,433)
Repayment of capital lease		(932,092)		(918,873)
Net Cash Flows Provided By Financing Activities		2,240,511		8,711,326

Effects on changes in foreign exchange rate		(20,110)		629,376

Net change in cash and cash equivalents		(9,282,144)		7,582,953

Cash and cash equivalents- beginning of the period		14,009,597		28,241,983

Cash and cash equivalents - end of the period	US$	4,727,453	US$	35,824,936

Supplemental Cash Flow Disclosures:
Interest paid	US$	191,154	US$	485,756
Income taxes paid	US$	766,161	US$	707,103